Exhibit 10.19.1

[SYNTA LETTERHEAD]

AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of March 23, 2007 (the “Effective Date”) by and between Synta Pharmaceuticals Corp., a Delaware corporation with a principal place of business at 45 Hartwell Avenue, Lexington, MA 02421 (“Synta”) and Lan Bo Chen, Ph.D. (“Consultant”) with a principal place of business at 184 East Emerson Rd., Lexington, MA 02420.

Synta entered into a Consulting Agreement with Consultant, dated as of April 18, 2005 (“Agreement”).  The parties hereby agree to amend the Agreement as follows:

•                  The Consulting Fee set forth in Section 3(a) shall be revised to replace the fee of Twenty-Five Thousand Dollars per month with a fee of Ten Thousand Dollars ($10,000.00) per month.  This new fee shall be effective beginning with the payment for Consulting Services rendered during the month of March, 2007.

In all other respects, the terms of the Agreement shall remain unmodified and in full force and effect.  All capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement.

The parties have indicated their acceptance of the terms of this Amendment by the signatures set forth below.  Each individual signing on behalf of a corporate entity hereby personally represents and warrants his or her legal authority to legally bind that entity.

SYNTA PHARMACEUTICALS CORP.		LAN BO CHEN, PH.D.

By	/s/ SAFI R. BAHCALL	/s/ LAN BO CHEN
Safi R. Bahcall, Ph.D.
President and Chief Executive Officer